EXHIBIT 99.1

Glenn Davidson, Senior Vice President, Corporate
      Communications & External Affairs
Cindy Glynn, Director, Investor Relations
+1-212-350-9200



FOR IMMEDIATE RELEASE

                       VIATEL, INC. EXTENDS EXCHANGE OFFER

     New York, New York - October 5, 2000 - Viatel, Inc. (Nasdaq:VYTL), today announced the extension of its offer to exchange its outstanding 12.75% Senior Euro Notes Due 2008 for a like principal amount of its 12.75% Senior Euro Notes Due 2008, which have been registered under the Securities Act of 1933. The exchange offer has been extended through 5:00 p.m., New York City time, on October 20, 2000. The extension was made for the purpose of allowing the holders an additional opportunity to exchange their existing notes for registered exchange notes.

     Headquartered in New York, New York, Viatel, Inc. is a rapidly growing provider of "All Distance, All Services" (TM) integrated telecommunication services to individuals, corporations, ISPs, ASPs and other carriers in Western Europe and North America.